UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Cohen & Steers International Realty Fund, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐ Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Cohen & Steers
280 Park Avenue
New York, New York  10017

COHEN & STEERS

There is still time to vote on the issues that affect your fund!

Dear Stockholder:

In early November, we mailed you a proxy statement requesting your vote on proposals that affect your fund, Cohen & Steers International Realty Fund, Inc.

Our records show that we have not yet received your completed ballot.  We have included another copy of the ballot and a postage paid return envelope for your convenience.

Your vote on these matters is important – and action on your part saves your fund money.  If you have any questions about the proposals, please call 1-800-290-1473 and ask for extension 112 or consult your financial representative.

COHEN & STEERS

OBO.1127